AVIAT NETWORKS
5250 Prue Road Suite 535 San Antonio, Texas
78250
Phone: +210 526 6300
Fax: +210 526 6301
WWW.AVIATNETWORKS.COM

June 27, 2019

Bryan Tucker
Aviat – US, San Antonio Dear Bryan:
I am pleased to confirm that based on your performance and exceptional contributions to Aviat Networks the following compensation package has been approved by the Board and will be effective July 1, 2019. You will continue to execute the duties and responsibilities of SVP NA Sales & Services reporting to me.

•Base Salary: Your annual base salary will be $290,012
•SIC Target: Your FY20 SIC target will be $145,006
•LTIP Target: Your FY20 LTIP award will be $145,006

Specifics of your SIC and LTIP Target incentives will be specified in the respective plan documents and will be made available to you in the first quarter of FY20.

As a current employee, your benefits, vacation accruals and all other terms and conditions of your employment with Aviat Networks remain the same.

I would like to take this opportunity to thank you for positive impact you have had towards the renewed success of our company. I look forward to your continued support and contribution to achieve even better performance for Aviat Networks in the forthcoming year.

Thank you for your continued commitment and contribution to Aviat Networks. Respectfully,
Signature on file

Michael Pangia President & CEO